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                                                                    EXHIBIT 23.7




                          Independent Auditors' Consent

The Board of Directors
Telesp Celular Participacoes S.A.:

We consent to the incorporation by reference in this Registration Statement on Form F-4 (the "Form F-4") of Telesp Celular Particpacoes S.A ("TCP") and the related prospectus of our report dated January 30, 2001, except as to note 10, which is as of June 19, 2002, with respect to the balance sheets of DDI do Brasil Ltda. (renamed Daini do Brasil S.A. on January 2, 2001) as of December 31, 1999 and 2000, and the related statements of income, quotaholders' equity and changes in financial position for the years ended December 31, 1999 and 2000, included in Amendement no. 4 to TCP's Registration Statement on Form F-3 filed July 1, 2002, and to the reference to our firm under the headings "Part
Seven: Additional Information for Shareholders - Where You Can Find More Information" and "Part Eight: Legal and Regulatory Matters - Experts" in the prospectus contained in the Form F-4.

/s/ KPMG Auditores Independentes


Sao Paulo, SP - Brazil

October 28, 2003.